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EXHIBIT 23.1

Consent of Independent Accountants

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 20, 2002 relating to the financial statements of ValueClick Inc., which appear in ValueClick, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.

/s/ PRICEWATERHOUSECOOPERS LLP
Century City, California May 29, 2002

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Consent of Independent Accountants